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                                                                    EXHIBIT 23.3

                  CONSENT OF WILSON SONSINI GOODRICH & ROSATI,
                           A PROFESSIONAL CORPORATION

   We consent to the use of our name in the second paragraph under the caption "Experts" in the prospectus, which constitutes part of the Registration Statement for the Common Stock of RITA Medical Systems, Inc. on Form S-1. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement and to the incorporation by reference of this consent into a related registration statement that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                          /s/ Wilson Sonsini Goodrich & Rosati
                                          Wilson Sonsini Goodrich & Rosati

Palo Alto, California
July 26, 2000